Exhibit 10.3

Companies Acts

Written Resolution of a Committee of

the Board of Directors of Lloyds TSB Group plc (the “Company”)

Pursuant to Article 100 of the Articles of Association of the Company, we the undersigned, constituting a Committee (the “Committee”) of the board of the directors of the Company duly authorised pursuant to a resolution of the board of the Company passed on 17th September, 2008 as appended hereto as Annex 1 do as follows:

1.	we note that in connection with the recommended acquisition of HBOS plc by the Company as announced on 18 September 2008 and subsequently amended on 13 October 2008 (the “Acquisition”), the board of HBOS plc intends to propose that each class of Preference shares issued by HBOS plc (the “HBOS Preference Shares”) be exchanged for preference shares to be issued by the Company (the “Transaction”). It is proposed that the Transaction be implemented by way of a scheme of arrangement under sections 895 to 899 of the Companies Act 2006 (the “Preference Scheme”). Under the terms of the Preference Scheme, and subject to the satisfaction or, if permitted, waiver of certain conditions, holders of HBOS Preference Shares will be entitled to receive new preference shares issued by the Company (the “New Lloyds TSB Preference Shares”) in exchange for the cancellation of their HBOS Preference Shares on the following basis:

For every HBOS 9¼% Preference Share	One new Lloyds TSB 9¼% Preference Share
For every HBOS 9¾% Preference Share	One new Lloyds TSB 9¾% Preference Share
For every HBOS 6.0884% Preference Share	One new Lloyds TSB 6.0884% Preference Share
For every HBOS 6.475% Preference Share	One new Lloyds TSB 6.475% Preference Share
For every HBOS 6.3673% Preference Share	One new Lloyds TSB 6.3673% Preference Share
For every HBOS 6.413% Preference Share	One new Lloyds TSB 6.413% Preference Share
For every HBOS 5.92% Preference Share	One new Lloyds TSB 5.92% Preference Share
For every HBOS 6.657% Preference Share	One new Lloyds TSB 6.657% Preference Share
For every HBOS 12% Preference Share	One new Lloyds TSB 12% Preference Share

2.	we note that there will be certain differences between the terms and conditions of each class of the HBOS Preference Shares and the New Lloyds TSB Preference Shares and that: (i) the description of the New Lloyds TSB Preference Shares including summary key features and differences to HBOS Preference Shares as set out in Part 4 of proof 4 of the circular prepared by HBOS plc regarding the Recommended proposal for the cancellation of certain HBOS Preference Shares of HBOS plc and the issue of New Lloyds TSB Preference Shares by Lloyds TSB Group plc to be effected by the Preference Scheme (the “HBOS Scheme Document”), as attached hereto; and (ii) the description of the New Lloyds TSB Preference Shares as set out in Part IV of the draft Lloyds TSB Group plc preference share prospectus, as attached hereto, have been considered by us;

3.	we also note that permission will be sought for the New Lloyds TSB Preference Shares to be admitted to the Official List of the UK Listing Authority and admitted to trading on the regulated market of the London Stock Exchange following issue;

4.	we further note that three series of the HBOS Preference Shares, namely the HBOS 6.657% Preference Shares, the HBOS 5.92% Preference Shares and the HBOS 6.413% Preference Shares were initially subscribed in the form of American Depositary Shares evidenced by American Depositary Receipts and that, if required, the Company may issue new American Depositary Receipts and/or or warrants and/or enter into one or more agreements to supplement the depositary agreements relating to such American Depositary Receipts; and

5.	we have considered the Transaction (including, without limitation, all commercial terms pertaining to it) and the proposals set out above and, having considered the matters referred to in section 172(1)

of the Companies Act 2006 in connection with directors’ duties to promote the success of the Company we hereby unanimously pass the resolution set out below and agree that the said resolution shall for all purposes be as valid and effective as if the same has been passed at a quorate and duly convened meeting of the Committee of the Company:

(A)	the Company agrees to the Transaction and the Company’s participation in the Transaction and to the extent necessary or desirable, the Preference Scheme, subject to the satisfaction or, if permitted, waiver of relevant conditions set out in the HBOS Scheme Document (the latest draft of the relevant conditions included in the HBOS Scheme Document are set out in Annex 2 hereof);

(B)	a Power of Attorney, substantially in the form appended to these resolutions as Annex 3, be executed on behalf of the Company conferring certain powers and discretions on the attorneys named therein in connection with the Transaction.

Signed:

/s/ John Eric Daniels

Group Chief Executive

Dated this 13th day of November 2008

Signed:

/s/ George Truett Tate

Director

Dated this 13th day of November 2008

Signed:

/s/ Timothy James William Tookey

Director

Dated this 13th day of November 2008